UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2015

10:00 A.M. Pacific Time

To our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Cutera, Inc. (the “Company”). The meeting will be held at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021. The meeting will be held on June 17, 2015 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class II directors to each serve for a three-year term that expires at the 2018 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2.

To ratify the selection of BDO USA, LLP as the independent registered public accounting firm of the Company (the “Independent Registered Public Accounting Firm”) for the fiscal year ending December 31, 2015;

3.	To approve our amended and restated 2004 Equity Incentive Plan;

4.	To hold a non-binding vote on the compensation of our Named Executive Officers; and

5.

To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting.

To help conserve resources and reduce printing and distribution costs, we will be mailing a notice to our stockholders, instead of a paper copy of this proxy statement and our 2014 Annual Report, with instructions on how to access our proxy materials over the Internet, including this proxy statement, our 2014 Annual Report and a form of proxy card or voting instruction card. The notice will also contain instructions on how each of those stockholders can receive a paper copy of our proxy materials.

The meeting will begin promptly at 10:00 a.m., local time, and check-in will begin at 9:50 a.m. local time. Only holders of record of shares of our common stock (NASDAQ: CUTR) at the close of business on April 20, 2015 will be entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting.

For a period of at least 10 days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available and open to the examination of any stockholder for any purpose relating to the Annual Meeting during normal business hours at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021.

By order of the Board of Directors,

Kevin P. Connors

President and Chief Executive Officer

Brisbane, California

April 27, 2015

YOUR VOTE IS IMPORTANT!

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, OR IF AVAILABLE, ELECTRONICALLY, OR, IF YOU RECEIVED PER YOUR REQUEST A PAPER COPY OF OUR PROXY MATERIALS, COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY CARD IS MAILED IN THE UNITED STATES OR CANADA. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

Page

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING	1

Why am I receiving these proxy materials?	1
Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	1
What is the purpose of the Annual Meeting?	2
Who is entitled to attend the meeting?	2
Who is entitled to vote at the meeting?	2
How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?	2
What items of business will be voted on at the meeting?	2
How does the Board recommend that I vote?	3
What shares can I vote at the meeting?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I vote my shares without attending the meeting?	3
How can I vote my shares in person at the meeting?	3
Can I change my vote?	4
Is my vote confidential?	4
What vote is required to approve each item and how are votes counted?	4
What is a “broker non-vote”?	5
How are “broker non-votes” counted?	5
How are abstentions counted?	5
What happens if additional matters are presented at the meeting?	5
Who will serve as inspector of election?	5
What should I do in the event that I receive more than one set of proxy/voting materials?	5
Who is soliciting my vote and who will bear the costs of this solicitation?	6
Where can I find the voting results of the meeting?	6
What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?	6

STOCK OWNERSHIP	8

Security Ownership of Certain Beneficial Owners and Management	8
Section 16(a) Beneficial Ownership Reporting Compliance	9

CORPORATE GOVERNANCE AND BOARD MATTERS	9

Director Independence	9
Board Leadership Structure	9
Risk Oversight and Analysis	9
Committees of the Board	10
Meetings Attended by Directors	11
Director Nomination Process	12
Director Compensation	13
Code of Ethics	14
Compensation Committee Interlocks and Insider Participation	14
Review, Approval or Ratification of Related Party Transactions	14
Certain Relationships and Related Transactions	14
Family Relationships	14
Indemnification Agreements	15
Communications with the Board by Stockholders	15

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-ii-

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2015

The Board of Directors (“Board”) of Cutera, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2015 Annual Meeting of Stockholders to be held on Wednesday, June 17, 2015, beginning at 10:00 a.m., Pacific Time, which is the local time, at our principal executive offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement the terms “we”, “our”, “Cutera” and the “Company” each refer to Cutera, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 16, 2015, and the term “Annual Meeting” means our 2015 Annual Meeting of Stockholders.

We are sending the Notice of Internet Availability of Proxy Materials on or about May 7, 2015, to all stockholders of record at the close of business on April 20, 2015 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date (which was April 20, 2015). As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to SEC rules, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders.

All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials.

Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice.

In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you chose prior to the Record Date to receive future proxy materials by email, you should receive an email this year with instructions containing a link to those materials and a link to the proxy voting site. In connection with our upcoming Annual Meeting, if you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the purpose of the Annual Meeting?

At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to attend the meeting?

You are entitled to attend the meeting only if you owned our common stock (or were a joint holder) as of the Record Date or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 10:00 a.m., local time. Check-in will begin at 9:50 a.m., local time.

Who is entitled to vote at the meeting?

Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of and to vote at the meeting, and at any postponements or adjournments thereof.

As of the Record Date, 14,566,851 shares of our common stock were outstanding. Each outstanding share of our common stock entitles the holder to one vote on each matter considered at the meeting. Accordingly, there are a maximum of 14,566,851 votes that may be cast at the meeting.

How many shares must be present or represented to conduct business at the meeting (that is, what constitutes a quorum)?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the meeting will constitute a quorum. A quorum is required to conduct business at the meeting. The presence of the holders of our common stock representing at least 7,283,426 votes will be required to establish a quorum at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What items of business will be voted on at the meeting?

The items of business scheduled to be voted on at the meeting are as follows:

1.    The election of two nominees to serve as Class II directors on our Board;

2.    The ratification of BDO USA, LLP (“BDO”) as the Independent Registered Public Accounting Firm for the 2015 fiscal year;

3.    The approval of our amended and restated 2004 Equity Incentive Plan;

4.    To hold a non-binding advisory vote on the compensation of our Named Executive Officers; and

5.    To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof. These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is as set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the director nominees, “FOR” the ratification of BDO as the Independent Registered Public Accounting Firm for the 2015 fiscal year, “FOR” the approval of the amended and restated 2004 Equity Incentive Plan, and “FOR” the approval of the non-binding advisory vote on the compensation of our Named Executive Officers.

What shares can I vote at the meeting?

You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, Inc., you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to Cutera or to vote in person at the meeting. We have enclosed a proxy card for your use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

How can I vote my shares in person at the meeting?

Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?

You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cutera or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

What vote is required to approve each item and how are votes counted?

The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as Class II directors. You may vote either “FOR” or “WITHHOLD” your vote for the director nominees. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of BDO as our Independent Registered Public Accounting Firm. For the ratification of BDO as our Independent Registered Public Accounting Firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Approval of our Amended and Restated 2004 Equity Incentive plan. For the approval of our amended and restated 2004 Equity Incentive Plan, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

Non-binding Advisory Vote on the Compensation of our Named Executive Officers. For the non-binding vote on executive compensation, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the Company’s nominees to the Board, “FOR” ratification of BDO as our Independent Registered Public Accounting Firm, “FOR” the approval, by non-binding vote, of executive compensation, and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, which includes ratifying the appointment of an independent registered public accounting firm but does not include the election of directors, and the non-binding vote on executive compensation. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” ratification of BDO as the Independent Registered Public Accounting Firm.

However, if you do not instruct your broker how to vote with respect to the election of directors and the non-binding vote on executive compensation, your broker may not vote with respect to such proposal and your shares will not be counted as voting in favor of these matters.

How are “broker non-votes” counted?

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?

If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?

Other than the four proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Kevin P. Connors (President and Chief Executive Officer) and Ronald J. Santilli (our Executive Vice President and Chief Financial Officer), will have the discretion to vote your shares on any additional matters that may be properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Who will serve as inspector of election?

We expect a representative of Computershare Trust Company, Inc., our transfer agent, to tabulate the votes, and expect Rajesh Madan, our Vice President of Finance and Legal to act as inspector of election at the meeting.

What should I do in the event that I receive more than one set of proxy/voting materials?

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each Cutera proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

Your vote is being solicited on behalf of the Board, and the Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We may also engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

Where can I find the voting results of the meeting?	We intend to announce preliminary voting results at the Annual Meeting and file a Form 8-K with the SEC within four business days after the end of our Annual Meeting to report the voting results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for the Annual Meeting to be held in 2016, the written proposal must be received by our corporate Secretary at our principal executive offices no later than January 8, 2016, which is the date 120 calendar days before the anniversary of the mailing date of the Notice of Internet Availability of Proxy Materials. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail its proxy materials. Such proposals also must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the SEC. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. Proposals should be addressed to:

Secretary
Cutera, Inc.
3240 Bayshore Blvd.
Brisbane, California 94005-1021

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the “Secretary” at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws, as well as a statement by the nominee consenting to being named as a nominee and to serve as a director if elected. In addition, the stockholder must give timely notice to our corporate Secretary in accordance with the provisions of our bylaws, which require that the notice be received by our corporate Secretary no later than January 8, 2016.

Copy of Bylaw Provisions: Our bylaws are available on the Investor page of our website at www.cutera.com.You may also contact our corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table provides information relating to the beneficial ownership of our common stock as of the Record Date, by:

●	each stockholder known by us to own beneficially more than 5% of our common stock;
●	each of our executive officers named in the Summary Compensation Table on page 35 (including our Chief Executive Officer (“CEO”) and our Chief Financial Officer (“CFO”);
●	each of our directors; and
●	all of our directors and Named Executive Officers (“NEOs”) as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole or shared voting power or investment power and any shares that the individual has the right to acquire within 60 days of April 20, 2015 (the Record Date) through the exercise of any stock option or other right. The number and percentage of shares beneficially owned is computed on the basis of 14,566,851 shares of our common stock outstanding as of the Record Date. The information in the following table regarding the beneficial owners of more than 5% of our common stock is based upon information supplied by principal stockholders or Schedules 13D and 13G filed with the SEC.

Shares of our common stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and disposition power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for which an address is not otherwise provided is c/o Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Name and Address of Beneficial Owner	Number of Shares Outstanding		Warrants and Options Exercisable Within 60 Days	Approximate Percent Owned
Craig A Drill	1,410,000		—	9.7%
Rima Senvest Management, LLC	1,186,292		—	8.1%
Dimensional Fund Advisors LP	1,099,827		—	7.6%
Renaissance Technologies, LLC	779,202		—	5.3%
Granahan Investment Management, Inc.	740,877		—	5.1%
David B. Apfelberg	10,864		33,448	*
Gregory Barrett	15,602		20,448	*
Kevin P. Connors	509,432		549,890	7.0%
David A. Gollnick	169,352		6,448	1.2%
Timothy J. O’Shea	25,506		33,448	*
J. Daniel Plants	—	(1)	—	* (1)
Clint H. Severson	4,000		—	*
Ronald J. Santilli	25,923		277,722	2.0%
Jerry P. Widman	36,706		26,448	*
All directors and Named Executive Officers as a group (9 persons)	797,385		947,852	11.2%

*Less than 1%.

(1) Mr. Plants is the Managing Partner of Voce Capital Management LLC, the holder of 476,954 shares (approximately 3.3%) of our interest outstanding common stock as of the Record Date. While Mr. Plants has disclaimed beneficial ownership of the shares owned by Voce Capital Management LLC, except to the extent of his pecuniary interest therein, he has the sole or shared voting power of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in the ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended December 31, 2014 all reports were timely filed.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Our Board currently consists of eight authorized directors. The Company’s directors are David B. Apfelberg, Gregory Barrett, Kevin P. Connors, David A. Gollnick, Timothy J. O’Shea, J. Daniel Plants, Clint H. Severson, and Jerry P. Widman. Our Board has determined that each of the directors other than Kevin P. Connors, the Company’s President and CEO, and David A. Gollnick, the Company’s former Vice President of North American Sales and former Executive Vice President of Research and Development, satisfy the current “independent director” standards established by rules of The NASDAQ Stock Market LLC (“NASDAQ”).

Board Leadership Structure

Our Board does not have a chairman but David B. Apfelberg is the Board-designated lead independent director. We believe Dr. Apfelberg’s technical qualifications as a physician and Adjunct Clinical Professor of Plastic Surgery at the Stanford University Medical Center, understanding of our products, tenure with the Company and his knowledge of the aesthetics market make him suitable for this lead independent director position. Our CEO, Mr. Connors, performs many of the functions that a chairman would typically perform and works together with Dr. Apfelberg in setting the agenda for each board meeting and presiding over such meetings. At the end of each board meeting, the independent directors meet without Mr. Connors and Mr. Gollnick present. Following each meeting, Dr. Apfelberg provides feedback to Mr. Connors on his performance and the performance of other Cutera employees during the meeting and frequently recommends new agenda items for the next meeting.

As described in more detail below, the Board has four standing committees, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Strategic Transactions Committee. The chairman and each member of these committees is an independent director. The Board delegates substantial duties and responsibilities to each committee. The committees make recommendations to the Board and report regularly to the Board on their activities and any actions they have taken. We believe that our independent board committees and their chairman are an important aspect of our board leadership structure.

Risk Oversight and Analysis

Our management is responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. While our Board has the ultimate responsibility for risk management and oversight, various committees of the Board also support the Board in its fulfillment of this responsibility. For example, our Audit Committee assists the Board in its risk oversight function by reviewing and discussing with management our system of disclosure controls and our internal controls over financial reporting risks associated with our cash investment policies, risks related to regulatory matters, and evaluating and advising on other matters. Our business is run conservatively and excessive risk taking has been discouraged. As a result, risk analysis has not been a significant factor for our Compensation Committee in establishing compensation. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure. The Strategic Transactions Committee evaluates from time-to-time, business development opportunities, as well as any risks and benefits associated with acquiring potential targets, and reports back to the full Board with their recommendations.

Committees of the Board

Our Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategic Transactions Committee. From time to time, our Board may also create various ad hoc committees for special purposes. The membership during the last fiscal year, and the function of each of the committees, are described below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Transactions Committee
Non-Employee Directors:
David B. Apfelberg		X	X
Gregory Barrett		X*	X
W. Mark Lortz	X1		X	X
Timothy J. O’Shea	X		X*	X
J. Daniel Plants			X	X*[2]
Clint H. Severson	X3
Jerry P. Widman	X*	X	X

Employee Director:
Kevin P. Connors
David A. Gollnick**

Number of Meetings Held During the Last Fiscal Year	8	3	1	2

X     =     Committee member

*     =     Chairman of Committee

1     =     W. Mark Lortz resigned from the Board on January 6, 2015 and as a member of the Audit and Strategic Transactions committees.

2     =     J. Daniel Plants became the Chairman of the Strategic Transactions Committee effective January 6, 2015.

3     =     Clint H. Severson became a member of the Audit Committee effective January 6, 2015.

Audit Committee. The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements. The committee operates under a written charter adopted by the Board in January 2004 and as amended and approved by the Board on October 25, 2013. A copy of the charter can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com under the Corporate Governance section. In this role, the Audit Committee monitors and oversees the integrity of the Company’s financial statements and related disclosures, the qualifications, independence, and performance of the Company’s Independent Registered Public Accounting Firm, and the Company’s compliance with applicable legal requirements and its business conduct policies. Our Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of the NASDAQ rules and the independence requirements of the SEC. Our Board has determined that Jerry P. Widman continues to qualify as an “audit committee financial expert,” as defined in SEC rules. The report of the Audit Committee appears on page 17 of this proxy statement.

Compensation Committee. The Compensation Committee, together with our Board, establishes compensation for our CEO and the other executive officers and administers the Company’s 2004 amended and restated Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The Compensation Committee has a written charter, which was adopted by our Board in January 2004, amended on April 13, 2007, April 25, 2008 and on August 27, 2014, and can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com.

In June 2014, the Compensation Committee received and discussed the report of the independent compensation consultants hired to benchmark and evaluate the compensation of the NEOs. In July 2014, the Compensation Committee reviewed with the full Board the recommendations of the independent compensation consultants and proposed changes to the NEOs’ compensation- see detailed discussion in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board on matters concerning corporate governance, Board composition, identification, evaluation and nomination of director candidates, Board committees, Board compensation, and conflicts of interest. The Nominating and Corporate Governance Committee has a written charter, which was adopted by our Board on October 21, 2011 and can be found on the Investor page, under the Corporate Governance section of our website at www.cutera.com.

In December 2014, the Nominating and Corporate Governance Committee evaluated possible candidates for joining the Cutera Board of directors. In addition, prior to the meeting, certain board members interviewed possible candidates to evaluate their qualifications, prior industry experience, as well as the possible contributions they would be able to make to our Board. In January 2015, based on the recommendations of the Nominating and Corporate Governance Committee, the Board elected two new members.

Strategic Transactions Committee. The Strategic Transactions Committee reviews and evaluates any potential strategic business combination transactions as the possibilities arise and other related or pertinent strategic alternatives for the Company (which may include, but are not limited to, a merger, other business combination, recapitalization, acquisition, spin-off, split-off, acquisition of a subsidiary, division or unit, or other similar transaction).

In July and August 2014, the Strategic Transactions Committee identified and evaluated possible targets for a strategic combination. Thereafter, the members of the Strategic Transactions Committee discussed their findings and recommendations with the whole Board. Following these discussions the Board decided to not pursue the targets being evaluated due to several considerations including, price of the targets and strategic fit for the Company.

Meetings Attended by Directors

During 2014, the Board held six meetings, the Audit Committee held eight meetings, the Compensation Committee held three meetings, the Strategic Transactions Committee held two meetings, and the Nominating and Corporate Governance Committee held one meeting. No director attended fewer than 75% of the meetings of the Board or committee(s) on which he served during 2014.

The directors of the Company are encouraged to attend the Company’s Annual Meeting of Stockholders. In 2014, director Kevin P. Connors attended the meeting in person; and all other directors, except for W. Mark Lortz, attended the meeting telephonically.

Director Nomination Process

Director Qualifications. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the candidates for Board membership should have the highest professional and personal ethics and values, and conduct themselves consistent with our Code of Ethics. While the Nominating and Corporate Governance Committee has not formalized specific minimum qualifications they believe must be met by a candidate to be recommended by the independent members, the Nominating and Corporate Governance Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) have broad and relevant experience, (ii) are predominantly independent, (iii) are of high integrity, (iv) have qualifications that will increase overall Board effectiveness and enhance long-term stockholder value, and (v) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

Stockholder Nominations and Recommendations. As described above in the Question and Answer section of this proxy statement under “What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?,” our bylaws set forth the procedure for the proper submission of stockholder nominations for membership on our Board. In addition, the Nominating and Corporate Governance Committee may consider properly submitted stockholder recommendations (as opposed to formal nominations) for candidates for membership on the Board. A stockholder may make such a recommendation by submitting the following information to our Secretary at 3240 Bayshore Blvd., Brisbane, California 94005-1021 no later than January 8, 2016:

●	the candidate’s name;
●	home and business contact information;
●	detailed biographical data, relevant qualifications, professional and personal references;
●	information regarding any relationships between the candidate and Cutera within the last three years; and
●	evidence of ownership of Cutera stock by the recommending stockholder.

Identifying and Evaluating Director Nominees. Typically new candidates for nomination to the Board are suggested by existing directors or by our executive officers, although candidates may initially come to our attention through professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee carefully reviews the qualifications of any candidates who have been properly brought to its attention. Such a review may, in the Nominating and Corporate Governance Committee’s discretion, include a review solely of information provided to the Nominating and Corporate Governance Committee or may also include discussion with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper. The Nominating and Corporate Governance Committee shall consider the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, Nominating and Corporate Governance Committee considers many factors, including, issues of character, judgment, independence, expertise, length of service, and other commitments. In addition, the Nominating and Corporate Governance Committee takes into account diversity in professional experience, skills and background in considering and evaluating candidates. However, while diversity relating to background, skill, experience and perspective is one factor considered in the nomination process, the Company does not have a formal policy relating to diversity. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. Candidates properly recommended by stockholders are evaluated by the Nominating and Corporate Governance Committee using the same criteria as other candidates. Candidates are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Director Nominees at our 2015 Annual Meeting. Our Nominating and Corporate Governance Committee recommended the director nominees for nomination to our Board.

Director Compensation

The following table sets forth a summary of the cash compensation paid and the grant date fair value of shares of Cutera common stock which vest over a one-year period, awarded to our non-employee directors in the fiscal year ended December 31, 2014.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)		All Other Compensation(3)		Total

David B. Apfelberg	$51,000	$60,000	(4)	$—		$111,000
Gregory Barrett	65,000	60,000	(5)	—		125,000
David A. Gollnick	—	60,000	(6)	313,627	(6)	373,627
W. Mark Lortz	57,500	60,000	(7)	—		117,500
Timothy J. O’Shea	62,500	60,000	(8)	—		122,500
J. Daniel Plants	—	—		—		—
Clint H. Severson	—	—		—		—
Jerry P. Widman	71,000	60,000	(9)	—		131,000

(1)	The amounts reported in this column were earned in connection with serving on our Board and its committees, or as committee Chairman retainers, each as described below.
(2)

The amounts reported in this column represent the aggregate grant date fair value of shares of Cutera common stock which vest over a one-year period, awarded during the fiscal year ended December 31, 2014 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718.

(3)	The amounts reported in this column were earned for services provided for other than serving on our Board or its committees, each as described below.
(4)	At December 31, 2014, Dr. Apfelberg held options to purchase 27,000 shares of Cutera common stock. .
(5)	At December 31, 2014, Mr. Barrett held options to purchase 14,000 shares of Cutera common stock.
(6)

Mr. Gollnick served as Vice President of North American Sales of the Company between February and August 2014, for which he was paid $287,467 in cash and a RSU award of $60,000. In addition, Mr. Gollnick was paid $26,160 for consulting services provided to the Company at other times in 2014.

(7)	At December 31, 2014, Mr. Lortz held options to purchase 27,000 shares of Cutera common stock.
(8)	At December 31, 2014, Mr. O’Shea held options to purchase 27,000 shares of Cutera common stock.
(9)	At December 31, 2014, Mr. Widman held options to purchase 27,000 shares of Cutera common stock.

For 2014, our non-employee directors earned an annual retainer of $45,000 for regular Board meetings; $6,000 for Compensation Committee meetings (for members other than the Chairman); $7,500 for Audit Committee meetings (for members other than the Chairman); and $5,000 for Strategic Transactions Committee meetings. Our non-employee directors did not earn an annual retainer for Nominating and Corporate Governance Committee meetings (for members other than the Chairman). The Chairman of the Audit Committee and the Compensation Committee each earned an annual retainer of $20,000 for their services on the respective committees. The Chairman of the Nominating and Corporate Governance Committee earned an annual retainer of $5,000 for his services. Our non-employee directors no longer receive meeting fees for Board and committee meetings regardless of the number of meetings held throughout the year.

Our 2004 amended and restated Equity Incentive Plan provides for the automatic grant of options to purchase shares of Cutera common stock to our non-employee directors. Each non-employee director who is appointed to the Board will receive an initial option to purchase 14,000 shares of Cutera common stock upon such appointment. Each of these stock options will have an exercise price equal to fair market value of Cutera common stock on the date of grant and a term of seven years and will become exercisable as to one-third of the shares subject to the option on each anniversary of its date of grant, provided the non-employee director remains a director on such dates. In addition, each non-employee director, who is a director on the date of each Annual Meeting of Stockholders and has been a director for at least the preceding six months, will receive an award of shares represented by the quotient of $60,000 divided by the closing market price of Cutera common stock on the date of such Annual Meeting. These shares vest on the one-year anniversary of the grant date.

Code of Ethics

We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Ethics, as amended, (the “Code”) reflects our values and the business practices and principles of behavior that support this commitment. The Code is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a “code of conduct.” The Code is an Exhibit to our Form 8-K filed with the SEC on April 29, 2004, was amended and restated on January 1, 2011, and is available on the Company’s website at www.cutera.com. We will post any amendment to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC or NASDAQ, on our website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: David Apfelberg, Gregory Barrett and Jerry Widman. Neither any member of the Compensation Committee, nor any of our NEOs, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. No Compensation Committee member is an officer or employee of Cutera.

Review, Approval or Ratification of Related Party Transactions

As provided by our Audit Committee charter, our Audit Committee must review and approve in advance any proposed related party transaction. All of our directors and officers are required to report to our Audit Committee any such related party transaction prior to its completion. We have not adopted specific standards for approval of related party transactions, but instead our Audit Committee reviews each such transaction on a case-by-case basis. Our policy is to require that all executive compensation-related matters be recommended and approved by our Compensation Committee as provided by our Compensation Committee charter and be reported under applicable SEC rules.

Certain Relationships and Related Transactions

In 2014 and through April 20, 2015, except for compensation paid to the Company’s directors and executive officers for services performed in such roles, and except as provided in the following paragraph, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of their immediate families had or will have a direct or indirect material interest.

In addition, we have a consulting agreement with Mr. Gollnick pursuant to which he is compensated for services that he provides to us, including product development, clinical sales and marketing support. Payments to Mr. Gollnick under this agreement in fiscal year 2014 were $26,160 plus travel expenses. Additionally, Mr. Gollnick served as Vice President of North American Sales of the Company between February and August 2014, for which he was paid $287,467 in cash and received a RSU award of $60,000.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Indemnification Agreements

Each of our directors and officers has an indemnification agreement with our Company.

Communications with the Board by Stockholders

Stockholders wishing to communicate with the Board or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to: Attention: Board, c/o Secretary, Cutera, Inc., 3240 Bayshore Blvd., Brisbane, California 94005-1021. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Stock Ownership Guidelines

To enhance our overall corporate governance practices and director compensation program, our Board adopted stock ownership guidelines for our non-employee directors, which the Compensation Committee intends to review annually. These guidelines are designed to align our non-employee directors’ interests with our stockholders’ long-term interests by promoting long-term ownership of Cutera common stock. These guidelines provide that, within five years of the later of the adoption of the guidelines or his or her first date of election to our Board, our non-employee directors must hold shares of Cutera common stock having a value not less than three times the value of their annual retainer for general Board service.

As of April 20, 2015, the non-employee directors’ holdings and target guidelines were as follows:

Non-Employee Directors	Stock Ownership as of April 20, 2015	Minimum Stock Ownership Required

David B. Apfelberg.	10,864	9,691	(1)
Gregory Barrett.	15,602	9,691	(1)
David A. Gollnick.	169,352	9,691	(1)
Timothy J. O’Shea	25,506	9,691	(1)
J. Daniel Plants	—	9,691	(2)
Clint H. Severson	4,000	9,691	(3)
Jerry P. Widman	36,706	9,691	(1)

(1)	Based on the closing stock price of $13.93 on April 20, 2015, each of these non-employee directors already held shares that exceeded the minimum stock ownership required.
(2)	By January 6, 2020, based on the closing stock price of $13.93 on April 20, 2015.
(3)	By January 3, 2020, based on the closing stock price of $13.93 on April 20, 2015.

On January 6, 2015, we entered into an agreement with Voce Capital Management LLC and Mr. Plants (the “Voce Agreement”), which was filed with the SEC on January 8th, 2015. The Voce Agreement states the terms and understandings concerning the nomination and election of Mr. Plants to our Board of Directors and other matters. Further, it was agreed that if, at any time Voce’s ownership in our common stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) falls below 140,000 shares, then Mr. Plants will immediately resign from our Board.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee of the Board is responsible for assisting the Board to fulfill its oversight of the integrity of the Company’s financial statements and internal controls, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. It is the responsibility of the Company’s management to prepare the Company’s financial statements, develop and maintain adequate systems of internal accounting and financial controls, facilitating the internal audit intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems.

BDO USA, LLP (“BDO ”), the Company’s independent registered public accounting firm for 2014 (the independent auditors), was responsible for performing independent audits of the Company’s consolidated financial statements and internal control over financial reporting and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States of America (“GAAP”) and on the effectiveness of the Company’s internal control over financial reporting. The independent auditors also review the Company’s interim financial statements in accordance with applicable auditing standards.

In evaluating the independence of BDO, the Audit Committee has (i) received the written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the audit firm’s communications with the committee concerning independence, and (ii) discussed with BDO the firm’s independence from the Company and management. The committee has concluded that BDO was independent from the Company and its management. The committee has reviewed with the independent auditors and the Company’s internal auditors the overall scope and specific plans for their respective audits, and the committee regularly monitored the progress of both in assessing the Company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress.

In 2014, the Audit Committee held eight meetings. At every regular meeting, the Committee reviews the results of the independent auditor’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. Following the regular meeting, the committee meets separately with the independent auditors, without management present, and also meets separately with the Company’s management. In addition, from time-to-time the Audit Committee met with the independent internal audit firm.

The committee has met and discussed with management and the independent auditors the fair and complete presentation of the Company’s financial statements. The committee has also discussed and reviewed with the independent auditors all communications, including those described in Auditing Standards No. 16, “Communications with Audit Committees,” as adopted by the PCAOB. The committee has discussed significant accounting policies applied in the financial statements as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP and the committee has reviewed and discussed the audited consolidated financial statements with both management and the independent auditors.

Relying on the foregoing reviews and discussions, the committee recommended to the Board, and the Board approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The foregoing report is provided by the undersigned members of the Audit Committee.

Timothy J. O’Shea

Clint H. Severson

Jerry P. Widman

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes designated as Class I, Class II and Class III, respectively, with the classes of directors serving for staggered three-year terms. Our Board currently consists of eight directors, divided among the three classes as follows:

●	three Class I directors, Kevin P. Connors, David A. Gollnick and Clint H. Severson, whose terms expire at our Annual Meeting of Stockholders to be held in 2017;
●	two Class II directors, David B. Apfelberg and Timothy J. O’Shea, whose terms expire at our Annual Meeting of Stockholders to be held in 2015; and
●	three Class III directors Gregory Barrett, J. Daniel Plants and Jerry P. Widman, whose terms expire at the Annual Meeting of Stockholders to be held in 2016.

The name of each member of the Board, the class in which he serves, and his age as of the Record Date, principal occupation and length of service on the Board are as follows:

Name	Term Expires	Age	Principal Occupation	Director Since
Class I Directors
Kevin P. Connors	2017	53	President and CEO	1998
David A. Gollnick	2017	51	Former Vice President (“VP”) of North American Sales and Former Executive Vice President (“EVP”) of Research and Development	1998
Clint H. Severson(2)	2017	67	President and CEO, Abaxis, Inc.	2015
Class II Directors
David B. Apfelberg(1)(3)	2015	73	Clinical Professor of Plastic Surgery, Stanford University Medical Center	1998
Timothy J. O’Shea(2)(3)(4)	2015	62	Former Managing Director, Oxo Capital	2004
Class III Directors
Gregory Barrett(1)(3)	2016	61	President and CEO, DFINE, Inc.	2011
J. Daniel Plants(3)(4)	2016	47	Managing Partner, Voce Capital Management LLC	2015
Jerry P. Widman(1)(2)(3)	2016	72	Former CFO, Ascension Health	2004

(1)     Member of the Compensation Committee.

(2)     Member of the Audit Committee.

(3)     Member of Nominating and Corporate Governance Committee.

(4)     Member of the Strategic Transactions Committee.

Director Nominees

The Board has nominated David B. Apfelberg and Timothy J. O’Shea for re-election as Class II directors.

David B. Apfelberg, MD has served as a member of our Board since November 1998. Since 1980, Dr. Apfelberg has held various roles at the Stanford University Medical Center, and currently serves as an Adjunct Clinical Professor of Plastic Surgery. Since 1987, Dr. Apfelberg has also been a consultant for entrepreneurs and venture capital companies in the areas of medical devices and medicine. From June 1991 to May 2001, Dr. Apfelberg was Director of the Plastic Surgery Center in Atherton, California. Dr. Apfelberg is the author of five books on lasers in medicine and is a founding member and past president of the American Society for Lasers in Medicine and Surgery. Dr. Apfelberg holds a B.M.S., Bachelor of Medical Science, and an M.D. from Northwestern University Medical School. We believe Dr. Apfelberg’s qualifications to serve on our Board include his medical expertise, understanding of our products, and his knowledge of the aesthetics market generally.

Timothy J O'Shea has served as a member of our Board since April 2004. Mr. O'Shea was with OXO Capital from 2008 to 2014 serving as managing director. From 1995 to 2008, he served in a variety of management positions at Boston Scientific, including Corporate Vice President of Business Development from 2000 to 2008. Mr. O'Shea currently acts as an advisor to several medical device companies. Mr. O'Shea holds a B.A. in history from the University of Detroit. We believe Mr.O'Shea's qualifications to serve on our Board include his corporate marketing knowledge as well as his diverse experience in the medical device industry working for a large medical device company.

If elected to our Board, directors Dr. Apfelberg and Mr. O’Shea would each hold office as a Class II director until our Annual Meeting of Stockholders to be held in 2018, or until the earlier of their resignation, removal, or death.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TWO NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

Directors Whose Terms Extend Beyond the 2015 Annual Meeting

Kevin P. Connors has served as our President and CEO, and as a member of our Board, since our inception in August 1998. Prior to founding Cutera, from May 1996 to June 1998 Mr. Connors served as President and General Manager of Coherent Medical Group, a unit of Coherent Inc., which manufactures lasers, optics and related accessories. We believe Mr. Connors’ qualifications to serve on our Board include, his knowledge of and leadership experience, in the aesthetic medical equipment industry prior to joining Cutera and the substantial understanding of the Company and its operations that he has gained while serving as President, CEO and director of the Company since its inception.

Gregory Barrett has served as a member of our Board since October 2011. Mr. Barrett has been the President and CEO of DFINE, Inc., a private medical device equipment company since September 2013. Mr. Barrett was the Chairman, President and CEO of BÂRRX Medical, Inc., a private medical device company that was acquired by Covidien, a manufacturer and distributer of products to treat gastrointestinal diseases. Prior to joining BÂRRX Medical in February 2004, from January 2001 through August 2003, Mr. Barrett served as President and CEO of ACMI Corporation, a developer of medical visualization and energy systems; Group Vice President at Boston Scientific Corporation; Vice President, Global Sales and Marketing at both Orthofix Corporation (formerly American Medical Electronics) and Baxter Healthcare. Mr. Barrett holds a B.A. in Marketing from the University of Texas, Austin. We believe Mr. Barrett’s qualifications to serve on our Board include his more than 36 years of diverse experiences in the medical device industry, including time spent serving as president and CEO of several medical device companies.

David A. Gollnick has served as a member of our Board since our inception in August 1998. From February 2014 to June 2014, he held the position of Vice President of North American Sales for the Company. From March 2009 to December 2014, Mr. Gollnick has consulted with the Company for product development, clinical, sales and marketing support as needed. Mr. Gollnick served as our EVP of Research and Development from April 2007 to March 2009 and as Vice President of Research and Development from August 1998 until April 2007. From June 1996 to July 1998, Mr. Gollnick held the position of Vice President of Research and Development at Coherent Medical Group, a unit of Coherent Inc. Mr. Gollnick holds a B.S. in Mechanical Engineering from Fresno State University. We believe Mr. Gollnick’s qualifications to serve on our Board include his technical experience in researching and developing products for the aesthetic medical equipment industry and his understanding of our employees, products and operations.

J. Daniel Plants has served as a member of our Board since January 2015. Mr. Plants has been Managing Partner of Voce Capital Management LLC since 2009. Prior to founding Voce Capital Management, Mr. Plants held a number of positions at leading Wall Street firms, including executive roles in investment banking at Goldman Sachs and JPMorgan Chase and as a corporate attorney with Sullivan & Cromwell. Mr. Plants is also the co-founder of the Bay Area Urban Debate League, a San Francisco based charitable organization dedicated to expanding opportunities for area youth to become articulate, informed leaders. Mr. Plants served as the organization’s Vice Chair from 2008 to 2012. Mr. Plants holds a Juris Doctorate degree from University of Michigan Law School and an undergraduate degree from Baylor University. We believe Mr. Plants’ qualifications to serve on our Board include his substantial experience as a strategic advisor and corporate attorney, as well as his role as the founder of a successful investment management firm and status as a significant Company stockholder, which bring valuable skills and perspective to the Board in the areas of finance, capital markets, strategy and corporate governance.

Clint Severson has served as a member of our Board since January 2015. He is presently the Chairman, Chief Executive Officer and President of Abaxis, Inc., a manufacturer of portable blood analysis systems. Mr. Severson also serves on the Boards of Directors of Response Biomedical Corporation and Trinity Biotech. From February 1989 to May 1996, Mr. Severson served as President and Chief Executive Officer of MAST Immunosystems, Inc., a privately-held medical diagnostics company. We believe Mr. Severson’s qualifications to serve on our Board include his more than 40 years of experience as an executive in the medical and biotechnology industries.

Jerry P. Widman has served as a member of our Board since March 2004. From 1982 to 2001, Mr. Widman served as the CFO of Ascension Health, a not-for-profit multi-hospital system. Mr. Widman currently serves as a member of the Board of three other privately-held companies in the healthcare industry. Within the past five years, Mr. Widman also served on the Board of ArthroCare Corporation, United Surgical Partners International and the Trizetto Group. Mr. Widman holds a B.B.A. from Case Western Reserve University, an M.B.A. from the University of Denver, a J.D. from Cleveland State University, and is a Certified Public Accountant. We believe Mr. Widman’s qualifications to serve on our Board include his financial expertise and prior experience as a CFO, as well as his experience serving on the boards of various public and private companies.

PROPOSAL TWO—RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected BDO USA, LLP as the Independent Registered Public Accounting Firm to perform the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2015. BDO audited the Company’s consolidated financial statements for the fiscal year 2014 and Ernst & Young LLP (“E&Y”) audited the Company’s consolidated financial statements for the fiscal year 2013.

The Board is asking the stockholders to ratify the selection of BDO as the Company’s Independent Registered Public Accounting Firm for 2015. Although not required by law, by rules of NASDAQ, or by the Company’s bylaws, the Board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

We have requested that representatives of BDO be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company’s stockholders.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

Audit and Non-Audit Services

To help ensure the independence of the Independent Registered Public Accounting Firm, the Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm. Pursuant to this policy, all audit and non-audit services to be performed by the Independent Registered Public Accounting Firm must be approved in advance by the Audit Committee. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented to the full Audit Committee at its next regularly scheduled meeting.

The Audit Committee reviewed all non-audit services provided by E&Y in 2013 and concluded that the provision of such services was compatible with maintaining their independence in the conduct of their auditing functions.

All of the services provided by BDO and E&Y described in the table below were approved by the Audit Committee.

The aggregate fees incurred by the Company for audit and non-audit services in 2014 and 2013 were as follows:

Service Category	2014	2013
BDO USA LLP:
Audit Fees(1)	$445,228	$—
Total BDO USA LLP	$445,228	$—

Ernst & Young LLP:
Audit Fees(1)	$12,900	$521,239
All Other Fees(2)	8,652	13,300
Total Ernst & Young LLP	$21,552	$534,539

(1)

In accordance with the SEC’s definitions and rules, audit fees are comprised of billed and unbilled fees for professional services related to the audit of financial statements and internal control over financial reporting for the Company’s 2014 and 2013 fiscal years as included in the annual report on Form 10-K; and the review of financial statements for interim periods included in the quarterly reports on Form 10-Q within those years. The 2014 E&Y audit fees, relate to the consent for inclusion of the 2013 and 2012 audited financial statements in the 2014 Form 10-K.

(2)	All Other Fees for 2014 relate to the transition of audit services from E&Y to BDO. For 2013 they are related to the review of the Company's responses to SEC comment letters by E&Y.

PROPOSAL THREE—APPROVAL OF OUR AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

Overview

The Company’s stockholders are being asked to vote on a proposal to approve an increase in the number of shares available for future grant by 1,500,000 shares (as detailed below in this proposal). Other than this change, all other terms of the amended and restated Cutera Inc. 2004 Equity Incentive Plan (the “2004 Plan” or “Plan”) are unchanged from the version previously approved by stockholders at the 2013 Annual Meeting of Stockholders on June 19, 2013. The increase in the shares available for grant has been approved by the Board of Directors, contingent upon stockholder approval and is attached as Appendix A to this Proxy Statement.

Why Stockholders Should Vote ‘For’ the Amendment of the 2004 Plan

For the following principal reasons, the Company requests that the stockholders approve the amendment to the 2004 Plan and increase the available shares by an additional 1,500,000 shares:

●	We believe that our employees are our most valuable assets and that the approval of the amended and restated Plan is crucial to the Company’s future success.
●

We depend heavily on equity incentive awards to attract and retain top-caliber employees. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company to hire and motivate the quality personnel it needs to drive the Company’s long-term growth and financial success.

●

We believe that equity awards are a vital component of our employee compensation programs, since they allow us to compensate employees based on Company performance, while at the same time providing an incentive to build long-term stockholder value. Given equity awards have a period vesting feature, and the vesting of any Performance Share Units (“PSUs”) require the achievement of pre-established Company performance goals, employees only realize value in the equity awards if the Company’s performance goals are met and the Company’s stock price increases over time. This ensures alignment of employee interest with that of stockholders.

●

We have a broad-based equity incentive program. In 2014 and 2013, the total stock-based awards granted to non-section 16 officers (directors and NEOs) was 73% and 79%, respectively. This was computed based on ‘option equivalents’ after applying the 2.12 fungible share factors for full value awards granted (see below detailed calculations).

●

Prior to 2014, we used to grant equity-based awards annually to all full-time employees. However, commencing from 2014, we have granted equity-based awards primarily to management employees only. This change was made due in part to reduce the net equity-burn-rate so that the dilution impact to stockholders is reduced. See below a summary of the equity-burn-rate calculations as well as the details of the stock-based awards granted in 2014 and 2013. If the stockholders do not approve the amendment to the 2004 Plan, our plans to operate the business could be adversely affected. Additionally, we may need to instead offer material cash-based incentives to compete for talent, which could impact our quarterly results of operations, balance sheet and may make the Company less competitive compared to other medical device technology companies and the Company’s peer companies in hiring and retaining top talent.

●	Our 2004 Plan is set-up to conform to best practices, some of which are as follows:

✓

Does not contain an “evergreen” provisions and sets a fixed number of shares authorized for issuance, which will require the Company to seek specific stockholder approval for any future increases in the shares available for issuance under the amended and restated 2004 Plan;

✓	Requires that stock options and stock appreciation rights must be granted with an exercise price of at least 100% of the fair market value of the option shares on the grant date;
✓	Has a “fungible share” provision whereby for each full-value award issued under the Plan results in a requirement to subtract 2.12 shares from the shares reserved under the Plan.

✓	Prohibits equity award repricing or other exchanges of underwater awards without stockholder approval;
✓

Does not contain “liberal” share recycling features; deducts the shares available for issuance under the 2004 Plan by the gross number of shares for which an award is exercised or vests, not the net number of shares actually issued upon exercise (in the event the exercise price is paid in shares of the Company’s common stock or shares are withheld to satisfy tax withholding obligations);

✓

Does not provide for the automatic full “single trigger” acceleration of outstanding equity awards in the event of a change in control if such equity awards are assumed by the successor corporation; and

✓	Contains annual limits on the size of awards that may be granted to non-employee directors.

Summary of Equity-Based Grants for 2014 and 2013:

	Equity Awards Granted (Option Equivalents Based on 2.12 Fungible Shares for PSUs and RSUs)
Equity-Based Awards Granted To:	2014	% of Total	2013	% of Total
Employees other than section-16 officers	910,035	73%	1,108,406	79%
Named executive officers	258,640	21%	212,528	15%
Directors	82,019	6%	86,229	6%
Total	1,250,694		1,407,163
Forfeitures and expirations	(470,971)		(472,290)
Net grants	779,723		934,873

Weighted average shares outstanding	14,254,000		14,421,000
Annual Equity Burn Rate*	5.47%		6.48%

*- We have computed the Annual Equity Burn Rate based on the following formula for each of 2014 and 2013: (Number of net options granted + Number of adjusted time-based full value awards granted + Number of adjusted performance-based full value awards granted) / Weighted average shares outstanding for the fiscal year.

Our Compensation Committee considers the impact of potential dilution on our stockholders from equity-based awards. As such, after carefully forecasting our anticipated equity award needs for the next two years, and considering our historical forfeiture rates, the Compensation Committee and the Board believe the proposed increase in the share reserve by 1,500,000 under the 2004 Plan will be sufficient for us to make anticipated grants of equity incentive awards under our current compensation programs for the next two years. However, a change in business conditions, Company strategy or equity market performance could alter this projection. The Compensation Committee and the Board believe that approving two years’ projected equity awards would enable stockholders to continue to provide input on share increases in equity plans on a reasonable interval.

If the amended and restated 2004 Plan is approved, the incremental 1,500,000 shares of common stock will be available for granting after June 17, 2015 through the 2017 Annual Meeting date.

Our Directors and NEOs have an interest in this proposal as they are eligible to receive equity awards under the 2004 Plan.

The following table sets forth information regarding the shares of common stock in our 2004 Plan as of April 20, 2015:

	Options Outstanding (# of Shares)	Weighted- Average Exercise Price ($ per Share)	Weighted- Average Remaining Term (Years)	Full Value Awards Outstanding (# of Shares)	Shares Available for Future Grant (# of Shares)
Stock options	2,671,301	$9.45	3.82
Restricted stock units				318,373
Performance share units				105,000
Shares available for future grant					1,509,731	(1)

(1)- Shares of common stock available for future grant in this table include the 1,500,000 shares approved by the Board, subject to shareholder approval on June 17, 2015.

What Happens if Stockholders Do Not Approve the Amended and Restated 2004 Plan

If the Company’s stockholders do not approve the amended and restated 2004 Plan, then the term, conditions and current share limits of the 2004 Plan will continue in effect, and we will continue to make awards under the 2004 Plan, subject to such terms, conditions and share limits. However, the Company’s plans to operate its business could be adversely affected as reduced equity awards could increase employee turnover, make it more difficult to motivate and retain existing employees, make Cutera less competitive in hiring new talent into the Company to grow our business. Additionally, as a consequence, we may need to increase the cash-based compensation incentives in hiring and retaining top talent, which could adversely impact our financial results of operations, cash flows and balance sheet.

Vote Required

Approval of the amendment and restatement of the Plan requires the affirmative vote of a majority of the shares of our Common Stock that are present in person or proxy and entitled to vote at the Annual Meeting.

Board of Directors' Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED PLAN.

Summary of the Amended and Restated Plan

The following is a summary of the principal features of the Plan and its operation. It is qualified in its entirety by reference to the Plan set forth in Appendix A.

The Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) restricted stock, (iii) restricted stock units, (iv) stock appreciation rights (v) performance units and performance shares, and (vi) and other stock or cash awards. Each of these is referred to individually as an “Award.” Those eligible for Awards under the Plan include employees, directors and consultants who provide services to us or our subsidiaries. As of April 20, 2015, we had approximately 230 employees and 6 outside directors who were eligible to participate in this Plan. The Plan allows us to grant Awards to consultants, however, it has been our practice not to grant awards to consultants.

Number of Shares of Common Stock Available Under the Plan. A total of 1,750,000 shares of common stock were initially authorized for issuance under the Plan, plus approximately 499,000 shares were returned under the 1998 Stock Plan as a result of termination of options or repurchase of shares issued under such plan, and approximately 2,442,000 shares added pursuant to automatic annual increases under the evergreening provision of the Plan. In 2008, stockholders approved an amendment to the Plan which eliminated the “evergreen” provision which provided for an automatic annual increase in the number of shares available in the Plan. In 2012, the stockholders approved an additional 1,910,000 to be added to the 2004 Plan.

The Company’s Board of Directors has approved an incremental 1,500,000 shares, subject to stockholder approval at the 2015 Annual General Meeting on June 17, 2015. As of April 20, 2015, approximately a total of 8,101,000 shares were authorized for issuance under the 2004 Plan, of which 1,509,731 shares remained available for future awards (shares of common stock authorized and shares of common stock available for future grant include the 1,500,000 shares approved by the Board, subject to shareholder approval on June 17, 2015). The shares may be authorized, but unissued or reacquired common stock.

In 2012 the stockholders approved a “fungible share” provision whereby for each full-value award issued under the Plan results in a requirement to subtract 2.12 shares from the shares reserved under the Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan. Upon exercise of a stock appreciation rights settled in shares, the gross number of shares covered by the portion of the stock appreciation right will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Plan as described above. Shares used to pay the exercise price of an Award and/or used to satisfy tax withholding obligations will not become available for future grant or sale under the Plan. To the extent an Award is paid out in cash rather than stock, such cash payment will not reduce the number of shares available for issuance under the Plan.

If we declare a stock dividend or engage in reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

Administration of the Plan. Our Board, or its Compensation Committee, or a committee of directors or of other individuals satisfying applicable laws and appointed by our Board (the “Administrator”), administers the Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) (so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Plan), to interpret the provisions of the Plan and outstanding Awards, and to allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the minimum amount required to be withheld.

The Administrator may, but only with stockholder approval, implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, Awards of a different type, or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced.

Automatic Director Grants. The Plan provides for an automatic grant to outside directors of an option to purchase 14,000 shares (the “First Option”) on the date the person first becomes an outside director. Each First Option will vest and become exercisable as to one-third of the shares subject to the option on each annual anniversary of its date of grant. In addition, each outside director who is a director on the date of each Annual Meeting of stockholders and has been a director for at least the preceding six months, will receive an award of shares represented by the quotient of $60,000 divided by the closing market price of Cutera common stock on the date of such Annual Meeting. These shares vest on the one-year anniversary of the grant date.

Options. The Administrator is able to grant non-statutory stock options and incentive stock options under the Plan. The Administrator determines the number of shares subject to each option, although the Plan provides that a participant may not receive options for more than 1,000,000 shares in any fiscal year, except in connection with his or her initial employment with us, in which case he or she may be granted an option covering up to 1,000,000 shares.

The Administrator determines the exercise price of options granted under the Plan, provided the exercise price must be at least equal to, and not less than, the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of each option will be stated in the Award agreement. The term of an option may not exceed seven years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercise beyond its maximum term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us the right to repurchase or reacquire the shares upon the termination of the participant's service with us for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 300,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 300,000 shares of restricted stock in connection with his or her initial employment with us.

Restricted Stock Units. Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to us. The Administrator determines the number of restricted stock units granted to any participant, but no participant may be granted more than 300,000 restricted stock units during any fiscal year, except that the participant may be granted up to an additional 300,000 restricted stock units in connection with his or her initial employment with us.

Stock Appreciation Rights. The Administrator will be able to grant stock appreciation rights (“SARs”), which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We can pay the appreciation in cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a SAR may not exceed seven years. No participant will be granted SARs covering more than 1,000,000 shares during any fiscal year, except that a participant may be granted SARs covering up to an additional 1,000,000 shares in connection with his or her initial employment with us.

The Administrator may grant “affiliated” SARs, “freestanding” SARs, “tandem” SARs, or any combination thereof. An “affiliated SAR” is a SAR that is granted in connection with a related option and which automatically will be deemed to be exercised at the same time that the related option is exercised. However, an affiliated SAR will not require a reduction in the number of shares subject to the related option. A "freestanding" SAR is one that is granted independent of any options. A “tandem” SAR is a SAR granted in connection with an option that entitles the participant to exercise the SAR by surrendering to us an equivalent portion of the unexercised related option. A tandem SAR may be exercised only with respect to the shares for which its related option is then exercisable. With respect to a tandem SAR granted in connection with an incentive stock option, the tandem SAR will expire no later than the expiration of the underlying incentive stock option, the value of the payout with respect to the tandem SAR will be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem SAR is exercised, and the tandem SAR will be exercisable only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

After termination of service with us, a participant will be able to exercise the vested portion of his or her SAR for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her vested SARs for the same period of time as applies to stock options.

Performance Units and Performance Shares. The Administrator may grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance unit or performance share. During any fiscal year, no participant will receive more than 300,000 performance shares and no participant will receive performance units having an initial value greater than $2,000,000, except that a participant may be granted performance shares covering up to an additional 300,000 shares in connection with his or her initial employment with us. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

Performance Goals. Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code and may provide for a targeted level or levels of achievement including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xi) total stockholder return. The performance goals may differ from participant to participant and from Award to Award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, and may be measured relative to a peer group or index.

Limits on Awards Granted to Non-Employee Directors. Our non-employee directors will not be granted awards under the Plan in excess of 25,000 shares per non-employee director on the date of each Annual Meeting during any calendar year.

Transferability of Awards. Awards granted under the Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control. In the event we experience a change in control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to Awards granted to an outside director that are assumed or substituted for, if on the date of or following such assumption or substitution the participant’s status as a director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the participant not at the request of the successor, then the participant will fully vest in and have the right to exercise his or her options and/or stock appreciation rights as to all of the shares subject to the Award, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock shall lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the Plan. The Administrator has the authority to amend, alter, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the extent required by applicable laws. No amendment, alteration, suspension or termination of the Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Plan will remain in effect through the Annual General Meeting in 2018, unless our Board terminates it earlier.

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the Plan during the last fiscal year, and (b) the average per share exercise price of such options:

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of RSU’s Granted	Number of PSU’s Granted	Base Price of RSU and PSU
Kevin P. Connors	—	$—	40,000	40,000	$9.97
President and Chief Executive Officer
Ronald J. Santilli	—	$—	21,000	21,000	$9.97
Executive Vice President and Chief Financial Officer
All Named Executive Officers as a group	—	$—	61,000	61,000	$9.97
All directors who are not Named Executive Officers, as a group	—	$—	38,688	—	$9.31
All employees who are not directors or Named Executive Officers, as a group	486,300	$9.78	150,250	44,000	$9.74

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

As a result of Section 409A of the Internal Revenue Code and the Treasury regulations promulgated thereunder (“Section 409A”), however, nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock or with a deferral feature may be taxable to the recipient in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such Awards and may be subject to an additional 20% federal income tax plus penalties and interest. In addition, certain states, such as California, have adopted similar tax provisions.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Section 409A. Section 409A addresses non-qualified deferred compensation arrangements. Awards granted under our Plan with a deferral feature will be subject to the requirements of Section 409A, including discount stock options and stock appreciation rights discussed above. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Some states may also apply a penalty tax (for instance, California imposes a 20% penalty tax in addition to the 20% federal penalty tax). The Internal Revenue Service has not issued complete and final guidance under Section 409A and, accordingly, the requirements of Section 409A (and the application of those requirements to Awards issued under the Plan) are not entirely clear. We strongly encourage recipients of such Awards to consult their tax, financial, or other advisor regarding the tax treatment of such Awards.

Tax Effect for Us; Section 162(m). We generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer (i.e., its principal executive officer) and to each of our three most highly compensated executive officers for the taxable year (other than the principal financial officer). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options and stock appreciation rights, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND US WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

PROPOSAL FOUR—NON-BINDING ADVISORY VOTE ON THE COMPENSATION
OF NAMED EXECUTIVE OFFICERS

General

As required pursuant to Section 14A of the Securities Exchange Act of 1934, the Board is asking you to approve, on an advisory And non-binding basis, the executive compensation programs and policies and the resulting 2014 compensation of our Named Executive Officers listed in the 2014 Summary Compensation Table on page 44 (our “NEOs”) as described in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. Because the vote is advisory, the result will not be binding on our Compensation Committee and it will not affect, limit or augment any existing compensation or awards. The say-on-pay vote will, however, provide information to the Compensation Committee and our Board regarding investor sentiment about our executive compensation philosophy, policies and practices, which they will take into account when considering future compensation arrangements. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of the NEOs as disclosed in this proxy statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We recommend you should read the Compensation Discussion and Analysis and compensation tables and also consider the factors below in determining whether to approve this proposal.

Summary of Our Executive Compensation Program

Pay-for-Performance and Stockholder Alignment

Our Compensation Committee reviews the compensation of our NEO and strikes a balance between fixed base pay and Pay-for-Performance ("PFP") systems that tie compensation directly to specific business goals and management objectives. The NEOs’ compensations are set-up such that it delivers competitive pay for competitive levels of performance. In order to align the NEOs’ compensation drivers to the overall Company’s goals, the Compensation Committee designed the 2014 compensation such that the majority of the compensation was that of a PFP type. For example, in 2014, 69% of the CEO’s compensation was performance-based and 46% of total pay was in the form of equity-based awards. Further, the equity-based awards were split into 50% PSUs, vesting of which was contingent upon the achievement of certain pre-established Company revenue and operating loss reduction performance goals, and 50% was in RSUs. As a result, the impact of our growth in revenue, improvement of our operating results and the improvement of our stock price, all significantly impacted the compensation of our NEOs. This ensured that their interests were aligned to those of the Company’s and its stockholders.

Key Features of Our Executive Compensation Program

WHAT WE DO	WHAT WE DON’T DO
✓ We pay reasonable salaries and appropriate benefits	X We do not enter into multi-year employment contracts.
✓ We incent and pay for performance to align compensation with shareholder goals.	X We do not allow repricing of underwater stock options for our executive officers.
✓ We retain an independent compensation consultant to benchmark compensation at reasonable intervals.	X We do not have single-trigger equity vesting in the event of a change-in-control
✓We consider market conditions and peer groups in establishing compensation	X We do not provide excessive perquisites
✓ We have stock ownership guidelines	X We do not provide any tax reimbursements or gross-ups on any severance or change-in-control payments or benefits.

Following is a summary of some of the key features of our 2014 executive compensation program. For a detailed discussion about our compensation philosophy, policies and practices, and other changes that we have made to our corporate governance policies, see the section titled “Executive Compensation” below beginning on page 34.

•

The primary objectives of our executive compensation programs are that they be fair, objective and consistent. Further that compensation be directly and substantially linked to measurable corporate and individual performance and that compensation remains competitive so that we can attract, motivate, retain and reward the key executives whose knowledge, skills and performance are necessary for our success.

•	We seek to foster a culture where individual performance is aligned with organizational objectives.
•	Our NEOs are compensated with cash, equity and non-equity incentives, and other customary employee benefits.
•

We evaluate and reward our NEOs based on the comparable industry specific and general market compensation for their respective positions in the Company and an evaluation of their contributions to the achievement of short-and long-term organizational goals.

•	Executive compensation is reviewed annually by the Compensation Committee, and adjustments are made to reflect performance-based factors and competitive conditions.
•

Our Compensation Committee engages outside compensation consultant to review our executive compensation programs, in comparison to a peer group of companies (the “Peer Group”), and recommend modifications to it.

•	Our NEOs have Change of Control and Severance Agreements and, except for these arrangements, we do not have employment agreements with any of our NEOs.
•	We have stock ownership guideline for our NEOs.

We believe that the information provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program has been designed appropriately and is working to ensure our NEOs’ interests are aligned with our stockholders’ interests to support long-term value creation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory and non-binding basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Consistent with the preference of our stockholders, as reflected in the advisory vote on the frequency of future say-on-pay votes conducted at our 2011 Annual Meeting of Stockholders, the Board has adopted a policy providing for annual advisory votes on the compensation of the NEOs.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Set forth below is certain information as of the Record Date, which is April 20, 2015, concerning our NEOs.

Name	Age	Position(s)
Kevin P. Connors	53	President, CEO and Director
Ronald J. Santilli	55	EVP and CFO

Further information regarding Kevin P. Connors is provided above under “Director Nominees.”

Ronald J. Santilli has served as our CFO since September 2001. In addition, Mr. Santilli has performed the role of EVP since April 2007 to present and prior to that he held the position of Vice President of Finance and Administration. Prior to joining Cutera, from April 2001 to August 2001, Mr. Santilli served as Senior Director of Financial Planning and Accounting at Lumenis, a manufacturer of medical lasers. From May 1993 to March 2001, Mr. Santilli held several positions at Coherent Inc., including Sales Operations Manager, Controller of the Medical Group and, most recently, Director of Finance and Administration. Mr. Santilli holds a B.S. in Business Administration from San Jose State University and an M.B.A. in Finance from Golden Gate University.

Compensation Discussion and Analysis

Overview

The primary objectives of our compensation programs are that:

●	They be fair, objective and consistent across the employee population;
●	Compensation be directly and substantially linked to measurable corporate and individual performance; and
●	Compensation remains competitive, so that we can attract, motivate, retain and reward the key employees whose knowledge, skills and performance are necessary for our success.

We seek to foster a culture where individual performance is aligned with organizational objectives. We evaluate and reward our NEOs based on the comparable industry specific and general market compensation for their respective positions in the Company and an evaluation of their contributions to the achievement of short-term and long-term organizational goals. Executive compensation is reviewed and evaluated annually by the Compensation Committee and once every few years by an independent compensation consultant hired by the Compensation Committee. Based on input received from the compensation consultant, and the results of the stockholder vote on our say-on-pay, the Compensation Committee makes adjustments to the components of, as well as, the total compensation of the NEOs.

Financial Highlights

Fiscal 2014 was a year of continued improvement and one dedicated to building the foundation for achieving stronger financial performance in the future. Our research and development team delivered two new product platforms in a single year, which represented a product launch milestone for the Company. We now have a strong and well diversified portfolio of products. In addition, we augmented and expanded our sales and marketing leadership teams with proven and industry experienced leaders to increase our revenue growth. As a result, in the fourth quarter of 2014, our revenue increased by 15% to $25.5 million, compared to the same period last year, representing a seven-year record for quarterly revenue.

We ended the year with cash and investments of $81.1 million – with no debt. We plan to continue to make additional improvements in our business in order to increase our market share in the growing aesthetic equipment market.

Executive Compensation Actions

In 2012, our Compensation Committee conducted a full review of our executive compensation policies and practices and engaged an outside compensation consultant to study the design, pay mix, and pay levels of our executives; compare our program to that of our peers; and then make recommendations for changes to our policies or practices that were inconsistent with “best practices.” As part of this review, our executives also directly contacted some of our major stockholders to solicit their input on our executive compensation policies and practices.

In 2014, the Compensation Committee requested that our outside compensation consultants to prepare an update to the 2012 report to reflect current market compensation data of our peers and as to any recommended changes that need to be made. Following the review of the outside compensation consultants’ report, the Compensation Committee made recommendations, and our Board approved, for the following changes to the compensation arrangements of our NEOs: .

•

Base Salary and Bonus: Maintained the CEO’s cash compensation at the 50th percentile of the Peer Group but changed the mix by increasing his annual base compensation from $515,000 to $533,000 and reducing his target bonus percentage from 75% to 70%. Increased the CFO’s total compensation from the 35th percentile to the 40th percentile of the Peer Group by increasing his annual base compensation from $310,000 to $341,000 and reduced his target bonus percentage from 55% to 50%.

•

Equity awards: Granted less than the 50th percentile of the Peer Group of equity grants to both the CEO and CFO. The CEO was granted 80,000 stock awards and the CFO was granted 42,000 stock awards, each split 50% PSUs and 50% RSUs.

•	Other Benefits: There were no changes made to the benefits provided, which are reasonable and customary as discussed in detail below in the section titled “Benefits.”

The Compensation Committee concluded that the changes to the compensation of our NEOs strengthen the alignment of their interests with those of our stockholders, should be sufficient to maintain competitiveness with the executives in comparable positions at the companies in our Peer Group, and promote their retention. Further, the Compensation Committee also took into consideration the fact that, consistent with our compensation objectives, the equity awards granted increase our NEOs’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to fluctuations in the market price of Cutera common stock in alignment with stockholder interests.

Corporate Governance Highlights

We endeavor to maintain good corporate governance standards consistent with our executive compensation policies and practices. The following policies and practices were in effect during 2014:

●	The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding executive compensation issues and concerns.
●

We have a Nominating and Corporate Governance Committee that is comprised of independent directors who review and make recommendations to the Board on matters concerning corporate governance, director composition, identification, evaluation and nomination of director candidates, Board committees, director compensation and conflicts of interest.

●

The Compensation Committee conducts an annual review and approval of our compensation strategy. We ensure that our compensation practices remain current with market conditions by having them reviewed by compensation consultants from time to time. Our compensation philosophy and related corporate governance features are complemented by several elements that are designed to align our executive compensation with long-term stockholder interests, including the following:

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We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs;

-

We provide limited perquisites to our executive officers, including our NEOs. Our executive officers participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

-	Executive officers are not entitled to any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;
-

All change-in-control payments and benefits are based on a “double-trigger” arrangement (i.e., requiring both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

-	We use performance-based short-term and long-term incentives; and
-	We adopted stock ownership guidelines for our executive officers and non-employee directors.

Role of Our Compensation Committee

Compensation Committee Charter

The Compensation Committee establishes the compensation for our NEOs, who are our CEO and CFO and administers our Equity Incentive Plans, which are currently the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan. The Compensation Committee has a written charter, which was adopted by our Board in January 2004, and was amended in April 2007, April 2008 and again in August 2014. A copy of this charter, as amended, can be found on the Investor page, under the Corporate Governance section, of our website, which is www.cutera.com.

Duties of the Compensation Committee

The responsibilities of the Compensation Committee include:

(i)	Establishing the following for our NEOs and such other executive officers as appropriate:

(a)	annual base salary;
(b)	annual incentive bonus, which may include the setting of specific goals and target amounts;
(c)	equity compensation;
(d)	agreements for employment, severance and change-of-control payments and benefits; and
(e)	any other benefits, compensation or arrangements, other than benefits generally available to our employees.

(ii)	Reviewing and making recommendations to our Board, at such intervals as may be decided by the Compensation Committee from time to time, regarding:

(a)	general compensation goals and guidelines for our employees and the criteria by which bonuses and stock compensation awards to our employees are determined; and,
(b)	other policies and plans for the provision of compensation to our employees, directors and consultants.

(iii)	Acting as Administrator of our 2004 Equity Incentive Plan, 2004 Employee Stock Purchase Plan and any other equity compensation plans adopted by our Board.

(iv)	Reviewing and making recommendations to our Board with respect to policies relating to the issuance of equity incentives to employees, directors and consultants.

(v)	Evaluating the compensation of the independent members of our Board.

(vi)	Preparing the report that follows this Compensation Discussion and Analysis.

Compensation Committee Members

The members of the Compensation Committee are appointed by our Board. The members of the Compensation Committee as of the Record Date were Dr. David B. Apfelberg, Mr. Jerry P. Widman and Mr. Gregory Barrett (chairman). Each member of the Compensation Committee is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, a “non-employee director” for purposes of Exchange Act Rule 16b-3 and satisfies the independence requirements imposed by NASDAQ.

Role of the Compensation Committee and its Consultant in Setting Executive Compensation

The Compensation Committee establishes the compensation for our NEOs to ensure consistency with market compensation rates for similar positions, our compensation philosophy and corporate governance guidelines. Following the SEC’s reforms relating to executive compensation disclosure, the Compensation Committee assumed an active role in reviewing market data and working with a compensation consultant on executive compensation matters. Because certain components of executive compensation—such as bonus targets—are driven by operational priorities, as to which management has greater insight than our Board or the Compensation Committee, the Compensation Committee has directed management to interface with the Committee and the compensation consultant to help establish appropriate target levels.

The Compensation Committee engaged an independent compensation consultant in December 2011 to perform a complete study and then again in June 2014 to update the analysis with current market data. The compensation consultants performed the following activities for each of our NEOs:

●	Review the components of the total compensation package;
●	Evaluate and develop a group of public companies that would be suitable to use as a Peer Group;
●	Gather competitive market data with respect to compensation of executive officers of the Peer Group;
●	Compare our NEOs’ compensation against the Peer Group;
●	Recommend any adjustments that should be considered for cash-based and equity-based compensations; and
●	Recommend compensation components that would make the compensation variable, based on the performance of the Company

Due to the significant cost associated with services provided by a compensation consultant, the Compensation Committee plans to not engage our compensation consultant every year but only from time to time as determined by our Compensation Committee and our CEO and CFO.

Role of our Executives in Setting Compensation

On occasion, the Compensation Committee meets with members of our management team, including our CEO and CFO, to obtain recommendations with respect to Company compensation programs, practices and packages for our executive officers, other employees and directors. Management may make recommendations to the Compensation Committee on all components of compensation. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to these matters. The Compensation Committee has the ultimate authority to make decisions with respect to the compensation of our NEOs and does not delegate any of its compensation functions to others.

Competitive Positioning

In developing, reviewing, and approving the annual compensation for our NEOs, the Compensation Committee develops and maintains a Peer Group of public companies from which to gather competitive market data. The Compensation Committee, with the assistance of an independent compensation consultant, refined its approach to reviewing market compensation data for our NEOs and approved a set of selection criteria for determining the companies to comprise the compensation Peer Group. Going forward, companies should meet the following criteria to be included in our compensation Peer Group:

(i)	U.S.-based companies with a primary focus on health care equipment and supplies;
(ii)	revenue of between 0.5x to 2.0x Cutera (approximately $39 million and $154 million); and
(iii)	market capitalization of between 0.5x to 2.5x Cutera (approximately $64 million and $320 million).

This set of selection criteria led the independent compensation consultants to revise in 2014 the then-existing Peer Group to include the following companies:

AtriCure	Derma Sciences	SurModics
Atrion Corporation	IRIDEX	Synergetics USA
BIOLASE	LeMaitre Vascular	Vascular Solutions
Cardiovascular Systems	Photomedex	Zeltiq Aesthetics
CryoLife	RTI Surgical
Cynosure	SPECTRANETICS

Compensation Components

Our NEOs are compensated with cash, equity and non-equity incentives, and other customary employee benefits.

Cash Compensation

Cash compensation consists of base salary, participation in a Discretionary Management Bonus Program (“Bonus Program”) and participation in a profit-sharing plan. Our cash compensation goals for our NEOs are based upon the following principles:

●	Total cash compensation should generally be set at or above the 50th percentile of the Peer Group;
●	Base salary should be positioned to reflect each individual’s experience, performance and potential;
●	A significant portion of cash compensation should be “at risk”; and
●

The amount of bonuses payable for any quarter should be based on revenue growth and the improvement of the operating profit before stock-based compensation and non-operational expenses, or “adjusted operating profit,” compared with the same quarter in the prior year.

Base Salary and Total Target Cash Compensation

Total target cash compensation for each Named Executive Officer includes his annual base salary, annual target bonus opportunity (described below) and annual profit-sharing payments.

Discretionary Management Bonus Program

In addition to base salary, we provided cash bonus opportunities for our NEOs in 2014 pursuant to which cash bonuses were determined quarterly based on the Company’s performance for the then-preceding quarter. Payments under the Bonus Program are made quarterly and are at the discretion of our Compensation Committee.

Effective July 1, 2014, our Board of directors, upon the recommendation of the Compensation Committee, amended the Bonus Program and key changes made were as follows:

(i)	The ‘Revenue Growth Rate’ multiplier, compared to the same period in the prior year, was increased from 5 to 15;

(ii)

The ‘Adjusted Operating Profit as a Percentage of Revenue’ performance measure was changed to ‘Improvement of the Adjusted Operating Profit’ during the quarter, compared to the same period in the prior year while the multiplier of the Adjusted Operating Profit rate was maintained at 5; and

(iii)	The requirement that the Company have a positive Adjusted Operating Profit for any bonus to be paid, was eliminated so that bonuses are only determined based on the above two criteria.

Target Bonus Opportunities

For 2014, the target cash bonuses were designed to reward our NEOs based on the Company’s overall financial performance and were established based on the recommendation that the compensation consultants provided to the Compensation Committee. As in prior years, the Compensation Committee determined that the target cash bonus for each NEO should be determined as a percentage of their base salary.

In 2014, the Compensation Committee reduced Mr. Connor’s target bonus percentage from 75% to 70% and increased his annual base compensation. In 2014, the Compensation Committee reduced Mr. Santilli’s target bonus percentage from 55% to 50% and increased his annual base compensation. The target bonus opportunity is reviewed annually by the Compensation Committee and is based on several factors, including the scope of the NEOs’ performance, contributions, responsibilities, experience, prior years’ target cash bonus and market conditions.

Corporate Performance Measures

For 2014, the Compensation Committee selected revenue growth and adjusted operating profit improvement from the third quarter of 2014, compared with the same quarter in the prior year, as the corporate performance measures that best supported our annual operating plan and enhanced long-term value creation for purposes of paying quarterly cash bonuses. For these purposes, “Adjusted Operating Profits” was defined as operating profit less stock-based compensation expense and non-operational expenses. The Compensation Committee decided that non-operational expenses should be excluded from the operating profit amount as they were deemed unrelated to quarterly “operating” performance.

Using these measures, each fiscal quarter the Compensation Committee compared our performance against the same fiscal quarter in the prior year, and applied the associated multiplying factor to the percentage improvement for that quarter to determine our quarterly performance for that measure. If one performance measure’s percentage improvement for a fiscal quarter in 2014 was negative, when compared to the same fiscal quarter for the prior year, the multiplier for that measure was set to zero.

For example, with the revenue growth factor of 15 and the adjusted operating profit improvement factor of 5, at 10% revenue growth and 10% adjusted operating profit improvement, an individual would be eligible to receive 200% of his or her target bonus opportunity for that quarter. At 15% revenue growth and 15% adjusted operating profit improvement, an individual would be eligible to receive 300% of his or her target bonus opportunity.

Based on the actual quarterly revenue growth and adjusted operating profit improvement for each of the quarters in 2014, the NEOs earned the following bonus payout multipliers of their respective target bonus opportunity.

Fiscal Period	Revenue Growth (expressed as a percentage)	Factor	Revenue Growth Multiplier	Adjusted Operating Profit (expressed as a percentage)	Factor	Adjusted Operating Profit Multiplier	Total Payout Multiplier

First quarter*	1.39%	5	6.95%	—	5	—	6.95%

Second quarter*	-9.39%	5	—	—	5	—	—

Third quarter	11.28%	15	169.18%	—	5	—	169.18%

Fourth quarter	14.66%	15	219.88%	1.80%	5	9.00%	228.88%

* The first and second quarter of 2014 bonus was based on a Revenue Growth Rate multiplier of 5, versus 15 for the third and fourth quarter, per the amended Bonus Plan as explained above.

On an annual basis, the cash bonus opportunity, and the amount actually earned, for fiscal 2014 was as follows:

Named Executive Officer	Annual Cash Bonus Target(1)	Annual Cash Bonus Paid for 2014(1)

Mr. Connors	$380,725	$379,766

Mr. Santilli	$171,792	$174,816

(1)     The Annual Cash Bonus Target and the Annual Cash Bonus Paid for each of the quarters in 2014 was based on the corporate performance measures and the target bonus percentage that the respective NEOs were entitled to, per the Bonus Plan as applicable for each of the quarters. (See the section above titled “Discretionary Management Bonus Program.”)

Profit-Sharing Program

We have a profit sharing program for our NEOs and other employees pursuant to which quarterly cash payments are made. Target profit-sharing payments are calculated based upon half of the quarterly pre-tax Adjusted Operating Profit percentage (pre-tax Adjusted Operating Profit divided by revenue) multiplied by the NEOs’ gross salary earned during that quarter.

In 2014, our CEO and our CFO earned $2,236 and $1,430 in profit sharing payments respectively.

Long-Term Incentive Program

We believe that equity-based compensation promotes and encourages long-term successful performance by our NEOs that is aligned with the organization’s goals and the generation of stockholder value. Our equity compensation goals for our NEOs are based upon the following principles:

●	Stockholder and executive officer interests should be aligned;
●	Key and high-performing employees, who have a demonstrable impact on our performance and /or stockholder value, should be provided this benefit;
●	The program should be structured to provide meaningful retention incentives to participants;
●	The equity awards should reflect each individual’s experience, performance, potential and be comparable to what the Peer Group awards for the respective position; and
●	Actual awards should be tailored to reflect individual performance and attraction/retention goals.

Equity Incentive Compensation

Under our 2004 Equity Incentive Plan, we are permitted to grant stock options, stock appreciation rights, restricted shares, RSU awards, performance shares and other stock-based awards. Under this Plan, we grant options to our executive officers, directors and employees to purchase shares of our common stock at an exercise price equal to the fair market value of such stock on the date of grant. The grant date for stock options to our NEOs is typically the date of a regularly scheduled Board meeting, or, for annual merit grants, on or around June 1st of each year. Our non-employee directors are granted RSUs annually on the date of our Annual Meeting of Stockholders that vest on the one-year anniversary of the grant date. We have no program, plan or practice to select option grant dates (or set board meeting and annual stockholder meeting dates) to correspond with the release of material non-public information.

In July 2014, our Board, with the approval of our non-employee directors, granted the following number of RSUs and PSU awards to our NEOs. No stock options were granted to our NEOs. In granting these awards, our Board considered the recommendations of the compensation consultants hired by the Compensation Committee; individual performance and contribution to the Company’s performance; its own subjective assessment of market conditions; its ability to retain the individual NEO; and the goal of increasing the value of the Company, in arriving at the amounts awarded to each NEO.

Names	Stock Option Awards: Number of Securities Underlying Options	Number of Restricted Stock Unit Awards – Shares(1)	Number of Performance Share Unit Awards for Target Performance- Shares(2)	Exercise Price for Stock Options and Base Price of RSU and PSU Awards	Grant Date Fair Value of All Equity Award

Mr. Connors	—	40,000	40,000	$9.97	$797,600

Mr. Santilli	—	21,000	21,000	$9.97	$418,740

(1)	These RSU awards vest as to one-third of the shares on each of June 1, 2014, 2015 and 2016, subject to the recipient’s continuing service.
(2)	The PSU awards reflect the number of shares of stock that would vest on June 30, 2015 assuming 100% achievement of each of the performance targets discussed below.

Restricted Stock Unit Awards:

The RSU awards granted to our NEOs vest as to one-third of the shares on each of June 1, 2014, 2015 and 2016, subject to the recipient's continuing service.

Performance Stock Unit Awards:

In July 2014, our Board, upon the recommendation of our Compensation Committee, granted PSUs to the NEOs. The number of PSUs awarded to the NEOs will result in a varying number of shares of common stock that will vest on June 30, 2015 based on the degree of achievement of three performance goals as set forth below and subject to the recipient continuing to provide service to the Company through the vesting date. The PSU awards represent the aggregate number of shares that may be earned from achievement of the three performance goals at targets that have been pre-determined by the Board.

The three revenue and profitability performance goals of the Company and the weighting of them for the year ended June 30, 2015, are as follows:

Performance Goal	Weighting of Goal
(1) Actual revenue achievement, compared to the target established by the Company’s Board	60%
(2) Degree of improvement of the Company’s operating loss, compared to the target established by the Company’s Board.	20%
(3) Date of actual commencement of commercial shipments of the Company’s enlighten product, compared to the target established by the Company’s Board.	20%

The following matrix provides an example of the number of common stock that would vest on June 30, 2015 based on the performance at varying degrees of achievement of all three performance criteria:

	Number of Shares of Common Stock that Would Vest on June 30, 2015
Name	If Minimum Thresholds are Not Met	At 90% of Target Performance	At 100% of Target Performance	At 110% of Target Performance	At 200% of Target Performance
Mr. Connors	—	35,200	40,000	52,800	132,000
Mr. Santilli	—	18,480	21,000	27,720	69,300

Benefits

We provide the following benefits to our NEOs generally on the same basis as the benefits provided to all employees. These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees:

●	Health, dental and vision insurance;
●	Life insurance;
●	Short-term and long-term disability insurance;
●	401(k) plan with 25% employer matching contributions, capped at 6% of total cash compensation; and
●	Flexible Spending Accounts.

Employee Stock Purchase Plan

We maintain a 2004 Employee Stock Purchase Plan that provides eligible employees with the opportunity to purchase shares of Cutera common stock at a 15% discounted price to the lower of the fair market value at either the beginning or the end of the applicable offering period.

Post-Employment Compensation

Except for Change of Control and Severance Agreements, we do not have employment agreements with any of our NEOs. We have Change of Control and Severance Agreements with each of our NEOs. The purpose of these agreements is to provide incentives to our NEOs to continue their employment with the Company and not be distracted by the possibility of loss of employment as a result of an acquisition of the Company or for other reasons. For a summary of the material terms and conditions of these Change of Control and Severance agreements, see Potential Payments upon Termination or Change in Control below.

In 2014, upon the recommendation of the Compensation Committee, the Board modified Mr. Connors’ Change of Control and Severance Agreement as follows. If Mr. Connors’ employment with the Company is terminated by the Company without “cause” or by Mr. Connors for “good reason,” and such termination occurs within the period beginning three months before, and ending 12 months following a Change of Control of the Company, then the bonus component of the lump sum severance payment that would be payable was increased from 100% to 200% of his annual target bonus rate for the fiscal year in which the termination occurs or, if greater, his annual target bonus rate in effect immediately prior to the Change of Control. All other provisions of the Change of Control and Severance Agreement relating to the base salary, COBRA coverage and automatic vesting of the equity awards payable remained unchanged.

Mr. Santilli’s Change of Control and Severance Agreement remains unchanged.

Internal Revenue Code Section 162(m) and Limitations on Executive Compensation

Section 162(m) of the Internal Revenue Code may limit our ability to deduct for federal income tax purposes compensation paid to either our CEO or CFO, or to our three other most highly paid officers in any fiscal year that is, for each such person, in excess of $1,000,000. Neither of our NEOs, nor the three other most highly paid officers, received any such compensation in excess of this limit during 2014, or any prior year.

Stock options granted under the 2004 Equity Incentive Plan are not subject to the deduction limitation; however, to preserve our ability to deduct the compensation income associated with stock options granted to such executive officers pursuant to Section 162(m) of the Internal Revenue Code, our 2004 equity plan provides that no optionee may be granted option(s) to purchase more than 500,000 shares of Cutera common stock in any one fiscal year. However, in the fiscal year in which the optionee is hired, an optionee may be granted an option to purchase up to 1,000,000 shares of Cutera common stock. In the future, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Securities Authorized for Issuance Under Equity Compensation Plans

Our stockholders have approved each of our equity compensation plans, including our 2004 Equity Incentive Plan (as amended). The following table provides information regarding the shares of Cutera common stock that may be issued upon the exercise of stock options, RSU and PSU awards granted under our 2004 Equity Incentive Plan as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	3,462,567	$9.39	129,760
Equity compensation plan not approved by security holders	—	—	—
Total	3,462,567	$9.39	129,760

(1)	Included in this figure are 200,000 additional shares approved by the Board of Directors that are subject to stock holder’s approval.

Other Compensation Practices and Policies

Stock Ownership Guidelines

To enhance our overall corporate governance practices and executive compensation program, our Board adopted stock ownership guidelines for our executive officers, which the Compensation Committee intends to review annually. These guidelines are designed to align our executive officers’ interests with our stockholders’ long-term interests by promoting long-term ownership of our common stock, which reduces the incentive for excessive short-term risk taking. These guidelines provide that, within five years of the later of the adoption of the guidelines or his or her first date of employment, our CEO and CFO must hold shares of our common stock having a value not less than three times and one time respectively of their annual salary.

As of April 20, 2015, the NEOs’ holdings and targeted guidelines were as follows:

Named Executive Officer	Stock Ownership as of April 20, 2015	Minimum Stock Ownership Required by April 27, 2017(1)
Mr. Connors	509,432	114,788
Mr. Santilli	25,923	24,480

(1)	Based of the closing stock price of $13.93 on April 20, 2015.

Insider Trading Compliance Program

According to our Insider Trading Compliance Program, no employee of the Company, including, but not limited to, our executive officers and directors, may invest in derivatives of the Company’s securities. This prohibition includes, but is not limited to, trading in put or call options related to securities of the Company.

2014 Summary Compensation Table

The following table sets forth summary compensation information for the fiscal years ended December 31, 2014, 2013 and 2012 for our NEOs.

Name and Principal Position	Salary	Bonus(1)	Option Awards(2)	Stock Awards(2)	All Other Compensation(3)	Total
Kevin P. Connors,
President and CEO
2014	$525,500	$382,002	$—	$797,600	$13,597	$1,718,699
2013	481,667	41,914	294,307	240,579	12,435	1,070,902
2012	428,750	569,048	218,336	247,680	23,520	1,487,334
Ronald J. Santilli,
EVP and CFO
2014	$328,083	$176,246	$—	$418,740	$11,662	$934,731
2013	310,000	19,156	153,039	120,285	3,825	606,305
2012	301,667	247,087	77,977	86,000	15,032	727,763

(1)

The amounts reported in this column represent the bonus earned for each of the years covered in the table in accordance with our discretionary management Bonus Plan (see section above describing our Discretionary Management Bonus Program).

(2)

The amounts reported in this column represent the aggregate grant date fair value of stock awards granted during each of the fiscal years in 2014, 2013 and 2012 calculated in accordance with ASC Topic 718. See Note 6 of the Consolidated Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015 for a discussion of the valuation assumptions for stock-based compensation.

(3)

Amounts represent 401(k) employer-match contributions and a non-cash benefit associated with a Company sponsored, non-business event for achieving sales targets in accordance with our commission incentive plan..

2014 Grants of Plan-Based Awards Table

The following table lists grants of plan-based RSU and PSU awards made to our NEOs during the fiscal year ended December 31, 2014. There were no stock option grants to our NEOs during the fiscal year ended December 31, 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold	Target	Maximum	Stock or Units	Underlying Options	Option Awards(1)	Option Awards(1)
Mr. Connors	07/25/2014	—	—	—	80,000	—	$9.97	$797,600
Mr. Santilli	07/25/2014	—	—	—	42,000	—	$9.97	$418,740

(1)

The amounts reported in this column reflect the grant date fair value of equity awards calculated in accordance with ASC Topic 718. See Note 6 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 16, 2015 for a discussion of the valuation assumptions for our stock-based compensation.

2014 Outstanding Equity Awards at Fiscal Year-End Table

The following table lists the outstanding equity incentive awards held by our NEOs as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Earned Options	Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested		Date Awards Will be Fully Vested
Mr. Connors	30,000	—		$20.25	7/28/2015
	33,300	—		10.43	5/28/2015
	100,000	—		10.43	5/28/2015
	120,000	—		8.66	6/08/2016
	120,000	—		10.24	5/14/2017
	120,000	—		8.72	5/27/2018
	75,834	15,166	(1)	6.88	7/27/2019
	41,667	41,666	(1)	8.91	6/10/2020
						40,000	(2)	427,200	(2)	6/30/2015(2)
						40,000	(5)	427,200	(5)	6/30/2017(5)

Mr. Santilli	15,000	—		20.25	7/28/2015
	13,700	—		10.43	5/28/2015
	50,000	—		10.43	5/28/2015
	55,000	—		8.66	6/08/2016
	55,000	—		10.24	5/14/2017
	80,000	—		8.72	5/27/2018
	27,084	5,416	(1)	6.88	7/27/2019
	21,667	21,666	(1)	8.91	6/10/2020
						21,000	(2)	224,280	(2)	6/30/2015(2)
						2,083	(3)	22,246	(3)	6/01/2015(3)
						4,500	(4)	48,060	(4)	6/01/2016(4)
						21,000	(5)	224,280	(5)	6/01/2017(5)

(1)	One-third of the shares underlying each of these stock options vest on the first anniversary of the vesting commencement date and 1/36th of the underlying shares vest each month thereafter.
(2)	These unvested shares represent the PSU awards assuming they are paid at target performance levels and will vest on June 30, 2015.
(3)	One-third of the shares underlying this award vest on the first, second and third anniversary of the vesting commencement date of June 1, 2012.
(4)	One-third of the shares underlying this award vest on the first, second and third anniversary of the vesting commencement date of June 1, 2013.
(5)	One-third of the shares underlying this award vest on the first, second and third anniversary of the vesting commencement date of June 1, 2014.

2014 Options Exercised and Stock Vested Table

The following table lists the stock options exercised by, and stock awards vested to, our NEOs in the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(1)
Mr. Connors	—	—	4,500	$44,415
Mr. Santilli	—	—	5,458	$53,870

(1)	The amounts reported in this column represent the fair market value of the shares of our common stock on the vesting date of each Named Executive Officer’s outstanding RSU awards.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for our executive officers, including our NEOs, during 2014.

Nonqualified Deferred Compensation

We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our executive officers, including our NEOs, during 2014.

Employment Agreements

We do not have employment agreements with any of our NEOs.

Potential Payments Upon Termination or Change in Control

We have entered into Change of Control and Severance Agreements with each of our NEOs. These agreements provide that if a Named Executive Officer’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement) or by the Named Executive Officer for “good reason” (as defined in the agreement) either prior to three months before or after 12 months following a Change of Control (as defined in the agreement) of the Company but not in connection with a Change of Control, the Named Executive Officer will receive, subject to signing a release of claims in favor of the Company:

●

a lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination for our CEO and 100% of the annual base salary as in effect immediately prior to such termination for our CFO; and

●	up to 24 months for our CEO and up to 12 months for our CFO of reimbursement for premiums paid for COBRA coverage.

These agreements also provide that if a Named Executive Officer’s employment with the Company is terminated by the Company without “cause” or by the Named Executive Officer for “good reason” and such termination occurs within the period beginning three months before, and ending 12 months following, a Change of Control of the Company and in connection with a Change of Control, the Named Executive Officer will receive, subject to signing a release of claims in favor of the Company:

●

A lump sum severance payment equal to 200% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for our CEO and 100% of the annual base salary as in effect immediately prior to such termination or, if greater, at the level in effect immediately prior to the Change of Control for our CFO;

●

A lump sum severance payment equal to 200% (changed from 100% effective June 1, 2014) of the annual target bonus for the fiscal year in which the termination occurs or, if greater, his annual target bonus in effect immediately prior to the Change of Control for our CEO and 100% of the annual target bonus for the fiscal year in which the termination occurs or, if greater, his annual target bonus in effect immediately prior to the Change of Control for our CFO;

●	Automatic vesting in full of all outstanding and unvested equity awards held by the Named Executive Officer as of the date of the Change of Control; and
●	Reimbursement for premiums paid for COBRA coverage of up to 24 months for our CEO and up to 12 months for our CFO.

Each of these agreements were renewed in 2013 for another initial term of three years, and will extend for an additional year unless the Company or the applicable Named Executive Officer provides written notice at least 60 days prior to the third anniversary of the agreement.

For purposes of these agreements, “cause” means a Named Executive Officer’s termination of employment only upon (i) his willful failure to substantially perform his duties (subject to notice and a reasonable period to cure), other than a failure resulting from his complete or partial incapacity due to physical or mental illness or impairment; (ii) his willful act which constitutes gross misconduct and which is injurious to the Company; (iii) his willful breach of a material provision of the agreement (subject to notice and reasonable period to cure); or (iv) his knowing, material and willful violation of a federal or state law or regulation applicable to the business of the Company.

For purposes of these agreements, “good reason” means a Named Executive Officer’s termination of employment within 90 days following the expiration of any cure period following the occurrence of one or more of the following, without his consent: (i) a material reduction in his authority, duties, or responsibilities relative to duties, position or responsibilities in effect immediately prior to such reduction; (ii) a material reduction in his base salary as in effect immediately prior to such reduction; or (iii) a material change in the geographic location at which he must perform services (in other words, the relocation of the Named Executive Officer to a facility that is more than 50 miles from his then-current location).

The following table lists our NEOs and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” on December 31, 2014.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation
Mr. Connors	$1,066,000	$49,969
Mr. Santilli	$341,000	$21,894

The following table lists our NEOs and the estimated payments and benefits that each of them would have received had their employment with the Company been terminated without “cause” or had they resigned for “good reason” in connection with a change in control of the Company on December 31, 2014.

Name	Estimated Total Value of Cash Payment	Estimated Total Value of Health Coverage Continuation	Value of Accelerated Equity(1)
Mr. Connors	$1,812,200	$49,969	$985,780
Mr. Santilli	$511,500	$21,894	$331,270

(1)

We estimated the value of acceleration of the outstanding and unvested stock options, RSU and PSU awards (assuming paid at 100% of target) held by each of our NEOs based on a market price of $10.68 per share for Cutera common stock as of December 31, 2014.

Severance payments upon termination or change in control would be payable to the recipient only if the executive signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company) and provided that such release of claims becomes effective no later than sixty (60) days following the termination date. In addition, the executive would need to have complied with the terms of any confidential information agreement executed by executive in favor of the Company and the provisions of the severance agreements.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Cutera’s proxy statement.

The foregoing report is provided by the undersigned members of the Compensation Committee.

David B. Apfelberg

Gregory Barrett

Jerry P. Widman

(1)

The material in this report is not deemed soliciting material or filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in those filings.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Ronald J. Santilli

Ronald J. Santilli

Executive Vice President and Chief Financial Officer

Brisbane, California

April 27, 2015

CUTERA, INC.

2004 EQUITY INCENTIVE PLAN

(as amended on April 20, 2015, subject to stockholder approval on June 17, 2015)

1.             Purposes of the Plan. The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company's business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.             Definitions. As used herein, the following definitions will apply:

(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)     “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

(c)     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)     “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)     “Board” means the Board of Directors of the Company.

(g)     “Change in Control” means the occurrence of any of the following events:

(i)     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)     The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)     A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)     The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h)     “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i)     “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j)     “Common Stock” means the common stock of the Company.

(k)     “Company” means Cutera, Inc., a Delaware corporation, or any successor thereto.

(l)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(m)     “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n)     “Director” means a member of the Board.

(o)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute “employment” by the Company.

(q)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(s)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock will be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(t)     “Fiscal Year” means the fiscal year of the Company.

(u)     “Freestanding SAR” means a SAR that is granted independently of any Option.

(v)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w)     “Inside Director” means a Director who is an Employee.

(x)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)     “Option” means a stock option granted pursuant to the Plan.

(aa)     “Outside Director” means a Director who is not an Employee.

(bb)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)     “Participant” means the holder of an outstanding Award.

(dd)     “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee)     “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

(ff)     “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(gg)     “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(hh)     “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)     “Plan” means this 2004 Equity Incentive Plan.

(jj)     “Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)     “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)     “Section 16(b) “ means Section 16(b) of the Exchange Act.

(nn)     “Service Provider” means an Employee, Director or Consultant.

(oo)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(pp)     “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a SAR.

(qq)     “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)     “Tandem SAR” means a SAR that is granted in connection with a related Option, the exercise of which will require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR will be canceled to the same extent).

(ss)     “Unvested Awards” will mean Options or Restricted Stock that (i) were granted to an individual in connection with such individual’s position as an Employee and (ii) are still subject to vesting or lapsing of Company repurchase rights or similar restrictions.

3.             Stock Subject to the Plan.

(a)     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, as of April 20, 2015, the maximum aggregate number of shares of common stock that may be awarded and sold under the amended 2004 Plan was 8,101,192, of which 1,509,731 shares remained available for future awards.

(b)     Full Value Awards. Any Shares subject to Awards granted with an exercise price less than Fair Market Value on the date of grant of such Awards will be counted against the numerical limits of this Section 3 as 2.12 Shares for every one Share subject thereto. Further. if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), 2.12 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance

(c)     Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Option is exercised. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

(d)     Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.             Administration of the Plan.

(a)     Procedure.

(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)     Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)     to determine the Fair Market Value;

(ii)     to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve forms of agreement for use under the Plan;

(v)     with the approval of the Company’s stockholders, to institute an Exchange Program;

(vi)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vii)     to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix)     to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(x)     to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld (the Fair Market Value of the Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined and all elections by a Participant to have Shares withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable);

(xi)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)     to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.

(c)     Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.             Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.             Stock Options.

(a)     Limitations.

(i)     Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000 (U.S.), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii)     The following limitations will apply to grants of Options:

(1)     No Service Provider will be granted, in any Fiscal Year, Options to purchase more than 1,000,000 Shares.

(2)     In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

(3)     The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14.

(4)     If an Option is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above.

(b)     Term of Option. The term of each Option will be stated in the Award Agreement, but in no event will the term be greater than seven (7) years from the date of grant. In the case of an Incentive Stock Option, the term will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)     Option Exercise Price and Consideration.

(i)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)     In the case of an Incentive Stock Option

a)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

c)     Notwithstanding the foregoing, Incentive Stock Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(2)     In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but the per Share exercise price will be no less than 100% of Fair Market Value per Share on the date of grant. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, Nonstatutory Stock Options may be grated with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)     Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised and provided that accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company; (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant's participation in any Company-sponsored deferred compensation program or arrangement; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)     Exercise of Option.

(i)     Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.             Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)     Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 300,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 300,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)     Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)     Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)     Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

8.             Restricted Stock Units.

(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 300,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 300,000 Restricted Stock Units.

(b)     Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)     Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)     Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

9.             Stock Appreciation Rights.

(a)     Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion. The Administrator may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

(b)     Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider; provided, however, no Service Provider will be granted, in any Fiscal Year, SARs covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service a Service Provider may be granted SARs covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14. In addition, if a SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled SAR will be counted against the numerical share limits set forth above.

(c)     Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that the per Share exercise price of a SAR will be no less than 100% of the Fair Market Value per Share on the date of grant. However, the exercise price of Tandem or Affiliated SARs will equal the exercise price of the related Option.

(d)     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR will expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR will be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR will be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(e)     Exercise of Affiliated SARs. An Affiliated SAR will be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR will not necessitate a reduction in the number of Shares subject to the related Option.

(f)     Exercise of Freestanding SARs. Freestanding SARs will be exercisable on such terms and conditions as the Administrator, in its sole discretion, will determine.

(g)     SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(h)     Maximum Term/Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing provisions of this Section 9, the rules of Section 6(b) relating to the maximum term, (i.e., that an SAR may not have a term longer than seven (7) years from the date of grant) and Section 6(d) relating to post-termination exercise also will apply to SARs.

(i)     Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.           Performance Units and Performance Shares.

(a)     Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $2,000,000, and (ii) no Participant will receive more than 300,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service, a Service Provider may be granted up to an additional 300,000 Performance Shares.

(b)     Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)     Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(d)     Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)     Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)     Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Formula Option Grants to Outside Directors.

All grants of Options to Outside Directors pursuant to this Section will be automatic and nondiscretionary and will be made in accordance with the following provisions:

(a)     Type of Option. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other terms and conditions of the Plan.

(b)     No Discretion. No person will have any discretion to select which Outside Directors will be granted Options under this Section or to determine the number of Shares to be covered by such Options (except as provided in Sections 10(f) and 13).

(c)     First Option. Each person who first becomes an Outside Director following the Registration Date will be automatically granted an Option to purchase 10,000 Shares (the “First Option”) on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive a First Option.

(d)     Subsequent Option. Each Outside Director will be automatically granted an Option to purchase 5,000 Shares (a “Subsequent Option”) on each date of the annual meeting of the stockholders of the Company, if as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(e)     Terms. The terms of each Option granted pursuant to this Section will be as follows:

(i)     The term of the Option will be seven (7) years.

(ii)     The exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant of the Option.

(iii)     Subject to Section 14, the First Option will vest and become exercisable as to 1/3rd of the Shares subject to such First Option on each anniversary of its date of grant, provided that the Participant continues to serve as a Director through each such date.

(iv)     Subject to Section 14, the Subsequent Option will vest and become exercisable as to 100% of the Shares subject to such Option on the third anniversary of its date of grant, provided that the Participant continues to serve as a Director through such date.

(f)     Amendment. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 11, including, without limitation, the number of Shares and exercise prices thereof or the type of Award to be granted, with respect to Awards granted on or after the date the Administrator determines to make any such change or revision.

12.           Performance-Based Compensation Under Code Section 162(m).

(a)     General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b)     Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including: (i) cash position, (ii) earnings per Share, (iii) net income, (iv) operating cash flow, (v) operating income, (vi) operating expenses, (vii) product revenues, (viii) profit after-tax, (ix) revenue, (x) revenue growth, and (xii) total stockholder return. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. With respect to any Award, Performance Goals may be used alone or in combination. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

(c)     Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)     Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13.           Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company, or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.           Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.           Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)     Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, and 10.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant not at the request of the successor, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject to the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock shall lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.           Tax Withholding

(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17.           No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18.           Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.           Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

20.           Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)     Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21.           Conditions Upon Issuance of Shares.

(a)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

23.           Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CUTERA, INC.

2015 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cutera, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 27, 2015 and hereby appoints Kevin P. Connors (our President and Chief Executive Officer) and Ronald J. Santilli (our Chief Financial Officer), each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2015 Annual Meeting of Stockholders of Cutera, Inc. to be held on June 17, 2015 at 10:00 a.m., local time, at Cutera’s offices located at 3240 Bayshore Blvd., Brisbane, California 94005-1021, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

SEE REVERSE SIDE

FOLD AND DETACH HERE

The Board of Directors of Cutera, Inc. recommends a vote FOR the following proposals: Please mark your votes as indicated:☒

1. Election of Directors: Class II Nominees:

David B. Apfelberg Timothy J. O’Shea	FOR ☐ ☐	WITHHOLD ☐ ☐	2. Ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			3. Approval of our amended and restated 2004 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

			4. Non-binding advisory vote on the compensation of our Named Executive Officers.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS II DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; (3) FOR THE APPROVAL OF OUR AMENDED AND RESTATED EQUITY INCENTIVE PLAN; (4) FOR THE APPROVAL, BY NON-BINDING VOTE, OF EXECUTIVE COMPENSATION; AND (5) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAME OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

SIGNATURE(S)                                                                   SIGNATURE(S)                                                                   DATE:

NOTE: This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.